EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, Nathan Kroeker, Chief Executive Officer of Spark Energy, Inc. (the “Company”), and Georganne Hodges, Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2014

/s/ Nathan Kroeker
Nathan Kroeker
Chief Executive Officer

/s/ Georganne Hodges
Georganne Hodges
Chief Financial Officer